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As filed with the Securities and Exchange Commission on July 25, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

INET TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2269056 (IRS Employer Identification No.)

1500 North Greenville Avenue
Richardson, Texas 75081
(Address of principal executive offices) (Zip Code)

INET TECHNOLOGIES, INC. 1998 STOCK OPTION/STOCK ISSUANCE PLAN
INET TECHNOLOGIES, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plans)

Mark H. Kleinman
Vice President, General Counsel and Secretary
Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, Texas 75081
(Name and address of agent for service)
 (469) 330-4000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan Common Stock, $0.001 par value	467,570 shares	$5.475(2)	$2,559,945.75(2)	$235.52

Inet Technologies, Inc. 1998 Employee Stock Purchase Plan Common Stock, $0.001 par value	500,000 shares	$5.475(2)	$2,737,500.00(2)	$251.85

Total	967,570 shares	Aggregate Registration Fee		$487.37

(1)
This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan or the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on July 24, 2002, as reported on the Nasdaq National Market.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 registers the offer and sale of an additional 467,570 shares of Common Stock of the Registrant for issuance under the Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan (the "Stock Option Plan") and an additional 500,000 shares of Common Stock of the Registrant for issuance under the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The contents of the prior Registration Statements relating to the Stock Option Plan, File Nos. 333-83285 and 333-58826, and the Stock Purchase Plan, File No. 333-83285, are incorporated herein by reference.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

        Inet Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

    (a)
    The Registrant's Annual Report on Form 10-K filed with the Commission on February 28, 2002 for the fiscal year ended December 31, 2001;
    (b)
    The Registrant's Quarterly Report on Form 10-Q filed with the Commission on April 25, 2002 for the fiscal quarter ended March 31, 2002;
    (c)
    The Registrant's Quarterly Report on Form 10-Q filed with the Commission on July 25, 2002 for the fiscal quarter ended June 30, 2002; and
    (d)
    The Registrant's Registration Statement No. 000-24707 on Form 8-A12G filed with the Commission on July 28, 1998, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is hereby made to the Registrant's Registration Statement No. 000-24707 on Form 8-A12G, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Accountants.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
99.1(1)	Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan.
99.2(2)	Inet Technologies, Inc. 1998 Employee Stock Purchase Plan.
99.3(3)	First Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan.
99.4(2)	Second Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan.

(1)
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-59753) and incorporated herein by reference.
(2)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference.
(3)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas on this 25th day of July, 2002.

INET TECHNOLOGIES, INC.
By:	/s/ ELIE S. AKILIAN Elie S. Akilian President, Chief Executive Officer and Director (Principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Inet Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Mark H. Kleinman, Vice President, General Counsel and Secretary, and Jeffrey A. Kupp, Vice President and Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SAMUEL S. SIMONIAN Samuel S. Simonian	Chairman of the Board	July 25, 2002
/s/ ELIE S. AKILIAN Elie S. Akilian	President, Chief Executive Officer and Director (Principal Executive Officer)	July 25, 2002

/s/ JEFFREY A. KUPP Jeffrey A. Kupp	Vice President and Chief Financial Officer, (Principal Financial and Accounting Officer)	July 25, 2002
/s/ MARK A. WEINZIERL Mark A. Weinzierl	Director	July 25, 2002
/s/ JAMES R. ADAMS James R. Adams	Director	July 25, 2002
/s/ GRANT A. DOVE Grant A. Dove	Director	July 25, 2002
/s/ GEORGE H. HEILMEIER George H. Heilmeier	Director	July 25, 2002

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
EXHIBITS
TO
FORM S-8
UNDER
SECURITIES ACT OF 1933
 INET TECHNOLOGIES, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
4	Instruments Defining the Rights of Stockholders. Reference is hereby made to the Registrant's Registration Statement No. 000-24707 on Form 8-A12G, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
5	Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1	Consent of Ernst & Young LLP, Independent Accountants.
23.2	Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to the Signature Page of this Registration Statement.
99.1(1)	Inet Technologies, Inc. 1998 Stock Option/Stock Issuance Plan.
99.2(2)	Inet Technologies, Inc. 1998 Employee Stock Purchase Plan.
99.3(3)	First Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan.
99.4(2)	Second Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan.

(1)
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-59753) and incorporated herein by reference.
(2)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and incorporated herein by reference.
(3)
Previously filed as an exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 incorporated herein by reference.

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PART II Information Required in the Registration Statement
SIGNATURES
POWER OF ATTORNEY
  KNOW ALL PERSONS BY THESE PRESENTS
EXHIBIT INDEX